Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE THIRD QUARTER 2013

MIAMI, FLORIDA, November 14, 2013 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the three- and nine-months ended September 30, 2013.

Financial Highlights

	Quarter Ended			Nine-Months Ended
(in thousands)	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change

Net revenue:
Radio	$35,428	31,192	14%	$100,634	89,258	13%
Television	5,654	4,689	21%	15,618	13,328	17%
Consolidated	$41,082	35,881	14%	$116,252	102,586	13%

OIBDA, a non-GAAP measure*:
Radio	$13,571	13,179	3%	$41,029	36,986	11%
Television	117	129	(9%)	68	(1,892)	104%
Corporate	(2,371)	(1,564)	52%	(7,413)	(5,552)	34%
Consolidated	$11,317	11,744	(4%)	$33,684	29,542	14%

*	Please refer to the Non-GAAP Financial Measures section for a definition and a reconciliation from a non-GAAP to GAAP financial measure.

Discussion and Results

“We reported robust top-line results during the third quarter, supported by strong revenue gains across our operations,” commented Raul Alarcón, Jr., Chairman and CEO. “Our radio revenue growth was well ahead of our industry, as we effectively converted our leading audience shares into increased advertising dollars. The investments we have made in our station brands, content offering and sales force are leading to a considerable improvement in our financial results. We are also continuing to demonstrate our ability to leverage live events to promote our assets to our target audiences, while driving increased sponsorship dollars. Looking ahead, we remain focused on leveraging our diversified media platform to garner a greater share of advertising budgets across our markets.”

Quarter Results

For the quarter-ended September 30, 2013, consolidated net revenues totaled $41.1 million compared to $35.9 million for the same prior year period, resulting in an increase of $5.2 million or 14%. Our radio segment net revenues increased $4.2 million or 14%, primarily due to special events revenue, national sales, local sales and interactive sales. The special events revenue increase took place in our Miami, Puerto Rico, New York and Los Angeles markets. The increase in national sales was mainly in our Los Angeles, San Francisco and New York markets. The increase in local sales was primarily in our New York, Miami and Los Angeles markets. The increase in interactive sales occurred

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throughout most of our markets. Our television segment net revenues increased $1.0 million or 21%, largely due to the increase in special events revenue, offset by the decreases in national and local spot sales.

OIBDA, a non-GAAP measure, totaled $11.3 million compared to $11.7 million for the same prior year period, representing a decrease of $0.4 million or 4%. Our radio segment OIBDA increased $0.4 million or 3%, primarily due to the increase in net revenues of $4.2 million, offset by the increase of station operating expenses of $3.8 million. Radio station operating expenses increased mainly due to compensation and benefits, special events expenses, legal settlements and professional fees, which were offset by a decrease in local commissions. Our television segment OIBDA totaled $0.1 million for the current and same prior year period, respectively. During the quarter, both of television’s net revenue and station operating expenses increased by $1.0 million compared to the same prior year period. The increase in television station operating expenses was primarily due to special events expenses. Our corporate expenses increased $0.8 million or 52%, mostly due to increases in professional fees and travel and entertainment expenses. Please refer to the Non-GAAP Financial Measures section for a definition of OIBDA and a reconciliation from a non-GAAP to GAAP financial measure.

Operating income totaled $10.2 million for the current and same prior year period, respectively.

Nine-Months Ended Results

For the nine-months ended September 30, 2013, consolidated net revenues totaled $116.3 million compared to $102.6 million for the same prior year period, resulting in an increase of $13.7 million or 13%. Our radio segment net revenues increased $11.4 million or 13%, primarily due to special events revenue, national, barter, local and interactive sales. The increases in special events revenue, barter and interactive sales occurred throughout most of our markets. The increase in national sales took place in our Los Angeles, New York and San Francisco markets. The increase in local sales was primarily in our New York, Los Angeles, Miami and Puerto Rico markets. Our television segment net revenues increased $2.3 million or 17%, largely due to the increase in special events revenue, offset by the decreases in national and local spot sales and integrated sales.

OIBDA, a non-GAAP measure, totaled $33.7 million compared to $29.5 million for the same prior year period, representing an increase of $4.1 million or 14%. Our radio segment OIBDA increased $4.0 million or 11%, primarily due to the increase in net revenues of $11.4 million, offset by the increase of station operating expenses of $7.3 million. Radio station operating expenses increased mainly due to increases in special events expenses, barter expense, legal settlements and professional fees, which were offset by decreases in local commissions and music license fees. Our television segment OIBDA (loss) decreased $2.0 million, due to the increase in net revenues of $2.3 million, which was partially offset by an increase in station operating expenses of $0.3 million. Television station operating expenses increased primarily due to the increase in special events expenses, offset by decreases in compensation and benefits, originally produced programming costs, facilities expenses and the elimination of broadcasting rights fees related to our former Chicago and Puerto Rico outlets. Our corporate expenses increased by $1.9 million or 34%, mostly due to an increase in professional fees. Please refer to the Non-GAAP Financial Measures section for a definition of OIBDA and a reconciliation from a non-GAAP to GAAP financial measure.

Operating income totaled $28.9 million compared to $24.8 million for the same prior year period, representing an increase of $4.1 million or 16%. This increase in operating income was primarily due to the increase in revenue.

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Third Quarter 2013 Conference Call

We will host a conference call to discuss our third quarter 2013 financial results on Friday, November 15, 2013 at 11:00 a.m. Eastern Time. To access the teleconference, please dial 412-317-6789 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Friday, November 29, 2013 which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10036476.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml . A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and operates 20 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns 21 bilingual websites, including www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Vice President of Finance	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

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Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and nine-months ended September 30, 2013 and 2012.

	Three-Months Ended September 30,		Nine-Months Ended September 30,
Amounts in thousands, except per share amounts	2013	2012	2013	2012

	(Unaudited)		(Unaudited)
Net revenue	$41,082	35,881	$116,252	102,586
Station operating expenses	27,394	22,573	75,155	67,492
Corporate expenses	2,371	1,564	7,413	5,552
Depreciation and amortization	1,237	1,365	3,911	4,122
(Gain) loss on the disposal of assets, net	(3)	(3)	(25)	(8)
Impairment charges and restructuring costs	(136)	148	889	572
Operating income	10,219	10,234	28,909	24,856
Interest expense, net	(9,924)	(9,931)	(29,794)	(26,613)
Loss on early extinguishment of debt	—	—	—	(391)

Income (loss) before income taxes	295	303	(885)	(2,148)
Income tax expense	189	248	512	1,761
Net income (loss)	106	55	(1,397)	(3,909)

Dividends on Series B preferred stock	(2,482)	(2,482)	(7,446)	(7,446)
Net loss applicable to common stockholders	$(2,376)	(2,427)	$(8,843)	(11,355)

Net loss per common share:
Basic & Diluted	$(0.33)	(0.33)	$(1.22)	(1.56)

Weighted average common shares outstanding:
Basic & Diluted	7,267	7,267	7,267	7,267

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Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States. However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations. However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated net income (loss), which is the most directly comparable GAAP financial measure.

	Quarter Ended September 30, 2013
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate

OIBDA	$11,317	13,571	117	(2,371)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,237	470	692	75
(Gain) loss on the disposal of assets, net	(3)	(3)	—	—
Impairment charges and restructuring costs	(136)	—	—	(136)
Operating Income (Loss)	$10,219	13,104	(575)	(2,310)

	Quarter Ended September 30, 2012
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate

OIBDA	$11,744	13,179	129	(1,564)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,365	495	776	94
(Gain) loss on the disposal of assets, net	(3)	(3)	—	—
Impairment charges and restructuring costs	148	(23)	—	171
Operating Income (Loss)	$10,234	12,710	(647)	(1,829)

	Quarter Ended September 30,
(Unaudited and in thousands)	2013	2012

Operating Income	$10,219	10,234
Other (expense) income:
Interest expense, net	(9,924)	(9,931)
Income before income taxes	295	303
Income tax expense	189	248
Net income	$106	55

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	Nine-Months Ended September 30, 2013
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate

OIBDA	$33,684	41,029	68	(7,413)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	3,911	1,462	2,227	222
(Gain) loss on the disposal of assets, net	(25)	(12)	—	(13)
Impairment charges and restructuring costs	889	86	1,000	(197)
Operating Income (Loss)	$28,909	39,493	(3,159)	(7,425)

	Nine-Months Ended September 30, 2012
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate

OIBDA	$29,542	36,986	(1,892)	(5,552)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	4,122	1,572	2,222	328
(Gain) loss on the disposal of assets, net	(8)	(8)	—	—
Impairment charges and restructuring costs	572	48	11	513
Operating Income (Loss)	$24,856	35,374	(4,125)	(6,393)

	Nine-Months Ended September 30,
(Unaudited and in thousands)	2013	2012

Operating Income	$28,909	24,856
Other (expense) income:
Interest expense, net	(29,794)	(26,613)
Loss on early extinguishment of debt	—	(391)
Loss before income taxes	(885)	(2,148)
Income tax expense	512	1,761
Net loss	$(1,397)	(3,909)

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Unaudited Segment Data

We have two reportable segments: radio and television. The following summary table presents separate financial data for each of our operating segments:

	Quarter Ended September 30,		Nine-Months Ended September 30,
	2013	2012	2013	2012
	(In thousands)		(In thousands)
Net revenue:
Radio	$35,428	31,192	100,634	89,258
Television	5,654	4,689	15,618	13,328
Consolidated	$41,082	35,881	116,252	102,586
Engineering and programming expenses:
Radio	$6,086	5,470	15,795	15,199
Television	2,355	2,714	6,393	9,004
Consolidated	$8,441	8,184	22,188	24,203
Selling, general and administrative expenses:
Radio	$15,771	12,543	43,810	37,073
Television	3,182	1,846	9,157	6,216
Consolidated	$18,953	14,389	52,967	43,289
Corporate expenses:	$2,371	1,564	7,413	5,552
Depreciation and amortization:
Radio	$470	495	1,462	1,572
Television	692	776	2,227	2,222
Corporate	75	94	222	328
Consolidated	$1,237	1,365	3,911	4,122
(Gain) loss on the disposal of assets, net:
Radio	$(3)	(3)	(12)	(8)
Television	—	—	—	—
Corporate	—	—	(13)	—
Consolidated	$(3)	(3)	(25)	(8)
Impairment charges and restructuring costs:
Radio	$—	(23)	86	48
Television	—	—	1,000	11
Corporate	(136)	171	(197)	513
Consolidated	$(136)	148	889	572
Operating income (loss):
Radio	$13,104	12,710	39,493	35,374
Television	(575)	(647)	(3,159)	(4,125)
Corporate	(2,310)	(1,829)	(7,425)	(6,393)
Consolidated	$10,219	10,234	28,909	24,856

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Selected Unaudited Balance Sheet Information and Other Data:

(Amounts in thousands)	As of September 30, 2013

Cash and cash equivalents	$33,737

Total assets	$473,790

12.5% Senior Secured Notes due 2017, net	$268,788
Other debt	8,348
Total debt	$277,136

Series B preferred stock	$92,349
Accrued Series B preferred stock dividends payable	34,332
Total	$126,681

Total stockholders' deficit	$(54,500)

Total capitalization	$349,317

	For the Fiscal Year Ended September 30,
	2013	2012

Capital expenditures	$1,469	1,408
Cash paid for income taxes	$—	23